UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2009

MDRNA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3830 Monte Villa Parkway, Bothell, Washington	98021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 425-908-3600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

MDRNA, Inc. (the “Company”) has entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”), dated as of December 22, 2009, with the purchasers identified on the signature pages thereto (the “Purchasers”), pursuant to which the Company will issue on or about December 24, 2009, to the Purchasers, severally and not jointly, 12% secured promissory notes in the aggregate principal amount of $1,000,000 ( “Notes”) and warrants to purchase up to 1,075,269 shares of the common stock, par value $0.006 per share, of the Company ( “Warrants”). The Warrants have an initial exercise price of $1.02 per share, which is subject to adjustment, and will be exercisable for five years following the issue date. The Warrants are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was declared effective by the Securities and Exchange Commission (the “SEC”) on February 4, 2008 (File No. 333-148771).

The Notes are secured by the assets of the Company and its wholly-owned subsidiary, MDRNA Research, Inc. (“Research”), pursuant to a Security Agreement by the Company and Research in favor of the Purchasers dated as of December 22, 2009 (the “Security Agreement”), and an Intellectual Property Security Agreement by the Company and Research in favor of the Purchasers dated as of December 22, 2009 (the “IP Security Agreement”). The Security Agreement provides the Purchasers with a security interest in, but not limited to, all of the property, equipment and fixtures, accounts, negotiable collateral, cash, and cash equivalents of the Company and Research, subject to certain exceptions. The security interest created in the collateral will be first priority, subject to the permitted encumbrances provided in the Security Agreement, and will be perfected to the extent such security interest can be perfected by the filing of a financing statement and filings with the United States Patent and Trademark Office. The security interest created in the collateral will be removed at such time as the Notes are paid in full.

A copy each of the Purchase Agreement, the form of Note and the form of Warrant is attached hereto as Exhibits 10.1, 4.1 and 4.2, respectively, and is incorporated herein by reference. The Company intends to submit a FOIA Confidential Treatment Request to the SEC pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Security Agreement and the IP Security Agreement. The omitted material will be included in the request for confidential treatment. A copy of each of the redacted Security Agreement and the redacted IP Security Agreement will be attached as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

The foregoing summary of the transaction contemplated by the Purchase Agreement and the documents and instruments to be executed and/or issued in connection therewith, does not purport to be complete and is qualified in its entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report on Form 8-K, or, in the case of the Security Agreement and the IP Security Agreement, will be attached as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

The legal opinion of Pryor Cashman LLP relating to the Warrants is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 24, 2009, the Company issued a press release announcing the entry into the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the transaction described in Item 1.01 of this Current Report, which is incorporated by reference into this Item 2.03, the Company has entered into the Purchase Agreement, dated as of December 22, 2009, pursuant to which it agreed to issue the Notes and the Warrants to the Purchasers. The Notes will bear interest at a rate of 12% per annum, will be secured by all of the assets of the Company and Research, and will be due and payable on the earlier of February 1, 2010 or upon an acceleration in accordance with the Notes. The Company may prepay the Notes, without penalty or premium, at any time and from time to time. The obligations of the Company and Research under the Notes are secured pursuant to the Security Agreement and the IP Security Agreement. Payment of the obligations under the Notes may be accelerated, in general, upon any of the following events: (i) an uncured failure to pay any amount under the Notes when due; (ii) an uncured breach by the Company of its obligations under any of the offering documents; (iii) a material breach by the Company of its representations and warranties contained in the offering documents; (iv) certain proceedings are commenced against the collateral securing the payment of the Notes; (v) certain material judgments are rendered against the Company; and (vi) the occurrence of certain voluntary and involuntary bankruptcy proceedings.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDRNA, Inc.

December 24, 2009	By:	/s/ J. MICHAEL FRENCH
	Name:	J. Michael French
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

4.1	Form of 12% Secured Promissory Note.

4.2	Form of Common Stock Purchase Warrant.

5.1	Opinion of Pryor Cashman LLP.

10.1	Note and Warrant Purchase Agreement, dated as of December 22, 2009, among MDRNA, Inc., MDRNA Research, Inc. and the purchasers identified in the signature pages thereto.

99.1	Press Release of MDRNA, Inc. dated December 24, 2009.